As filed with the Securities and Exchange Commission on June 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LSB Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	73-1015226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3503 NW 63rd Street, Suite 500,

Oklahoma City, Oklahoma

(405) 235-4546

(Address, including zip code of registrant’s principal executive offices)

LSB Industries, Inc.

2022 Employee Stock Purchase Plan

(Full title of the plan)

Michael J. Foster

Executive Vice President, General Counsel and Secretary

3503 NW 63rd Street, Suite 500,

Oklahoma City, Oklahoma

(405) 235-4546

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig E. Marcus

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by LSB Industries, Inc., a Delaware corporation (the “Registrant”), for the purpose of registering 4,500,000 shares of Common Stock issuable under the 2022 Employee Stock Purchase Plan (“ESPP”), pursuant to the adoption of the ESPP approved by the Registrant’s stockholders at the 2022 Annual Meeting of Stockholders held on May 12, 2022.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the ESPP document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

•

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 24, 2022 pursuant to Section 13(a) of the Securities Act of 1934, as amended (the “Exchange Act”), as amended by the Registrant’s Annual Report on Form 10-K/A filed on March 25, 2022 (as so amended, the “Form 10-K”);

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 4, 2022;

•

The Registrant’s Current Reports on Form 8-K filed with the Commission on February 23, 2022 (excluding any information furnished pursuant to Item 2.02 of such Current Report on Form 8-K); March  3, 2022; March  3, 2022; March  8, 2022; May 3, 2022 (excluding any information furnished pursuant to Item 2.02 of such Current Report on Form 8-K); and May 13, 2022 (other than such portions of those documents that are furnished and not filed);

•

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 24, 2008 pursuant to Section 12 of the Exchange Act, as supplemented by Exhibit 4.4 of the Form 10-K and including any amendment or report filed for the purpose of updating such description; and

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal, except that no indemnification is permitted in any case without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation provides for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director’s duty of loyalty to the company or its stockholders. The Registrant’s certificate of incorporation includes such a provision. Reasonable expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

The Registrant has also entered into written indemnification agreements with members of its board of directors (the “Board”). These indemnification agreements require the Registrant to indemnify the directors to the fullest extent permitted by applicable law against liability that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification discussed in this Item 6 is not exclusive of any other rights the party seeking indemnification may possess.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Document Description

4.1†	LSB Industries, Inc. 2022 Employee Stock Purchase Plan (incorporated herein by reference to Appendix A of the Registrant’s Proxy Statement on Schedule 14A relating to the Registrant’s 2022 Annual Meeting of Stockholders, File No. 001-07677, filed with the SEC on April 12, 2022).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Calculation of Filing Fee Table (filed herewith)

*	Filed herewith

†	Management contract or compensatory plan or arrangement

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 30, 2022.

LSB INDUSTRIES, INC.

By:	/s/ Michael J. Foster
Michael J. Foster
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark T. Behrman and Michael J. Foster, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark T. Behrman Mark T. Behrman	President, Chief Executive Officer and Director (Principal executive officer)	June 30, 2022

/s/ Cheryl A. Maguire Cheryl A. Maguire	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	June 30, 2022

/s/ Richard W. Roedel Richard W. Roedel	Chairman of the Board of Directors	June 30, 2022

/s/ Jonathan S. Bobb Jonathan S. Bobb	Director	June 30, 2022

/s/ Barry H. Golsen Barry H. Golsen	Director	June 30, 2022

/s/ Kanna Kitamura Kanna Kitamura	Director	June 30, 2022

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/s/ Steven L. Packebush Steven L. Packebush	Director	June 30, 2022

/s/ Diana M. Peninger Diana M. Peninger	Director	June 30, 2022

/s/ Richard S. Sanders Jr. Richard S. Sanders Jr.	Director	June 30, 2022

/s/ Lynn F. White Lynn F. White	Director	June 30, 2022

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